EXHIBIT 10.16

ASSIGNMENT, CONVEYANCE AND BILL OF SALE

STATE OF MISSISSIPPI)

)

COUNTY OF MARION)

This Assignment, Conveyance and Bill of Sale (“Assignment”), made effective for all purposes as of 7:00 a.m. CST on October 15, 2022 (the “Effective Date”), is from Taxodium Energy, LLC, hereinafter referred to as “ASSIGNOR”, and Barrister Energy, LLC, hereinafter referred to as “ASSIGNEE”, having the address of P.O. Box 2205, Laurel, MS 39442.

1.For the sum of Ten Dollars ($10.00), and other good and valuable considerations in hand paid by Assignees, including, in particular, the assumptions, undertakings, indemnities, and obligations made by Assignee herein, the receipt and sufficiency of which are hereby acknowledged, Assignors do hereby SELL, CONVEY,QUITCLAIM, ASSIGN, TRANSFER, SET OVER AND DELIVER to the Assignee, all of Assignor's right, title and interest in and to  the following (the “Subject Properties”) :

a)The Wells and Facilities and/or other rights described in Exhibit “A” attached hereto and made a part hereof, and all of Assignor's operating rights, working interest, and net revenue interest arising out of the oil and gas leases, and further including any extensions, ratifications, and amendments to such leases and/or rights or interests.

b)The Oil, Gas and Mineral Leases described in Exhibit “A” attached hereto and made a part hereof, including all surface and subsurface rights existing by same, and all of Assignor's operating rights, working interest, and net revenue interest arising out of the Oil, Gas and Mineral Leases, and further including any extensions, ratifications, and amendments to such Oil, Gas and Mineral Leases and/or rights or interests.

c)The Surface Tract of land described in Exhibit “A” attached hereto and made a part hereof, including all facilities and other equipment, fixtures and personal property of every nature associated with said Surface Tract.

d)All pumps, tanks, tubing, heater-treaters, flow lines and other equipment, fixtures and personal property of every nature associated with the Subject Property, production facilities conveyed hereunder. The equipment and other personal property assigned hereby includes but is not limited to the items listed on Exhibit “A” attached hereto and made a part hereof.

e)All rights existing under easements, operating agreements, unit agreements, pooling agreements, regulatory orders, contracts, surface use and disposal agreements, permits, agreements, rental agreements and contracts pertaining to the properties conveyed hereunder including, but not limited to any unit agreement, joint operating agreement, surface use or disposal lease, whether or not described in Exhibit “A”.

f)Oil and gas produced after the Effective Date and proceeds of sales of oil and gas produced after the Effective Date.  It is understood that oil in the tanks as of the Effective Date and proceeds of sales proceeds of oil and gas produced before the Effective Date belong to Assignors and are hereby reserved by Assignor.

g)Data and records maintained by CEGX relating to the Subject Properties such as title files, copies of leases, copies of title opinions, division orders, payment records, pay decks, technical files, and other data (to the extent same is transferable).

2.This assignment is of all of Assignor's right, title, and interest, from and after the Effective Date, in and to the Subject Properties, subject to the terms and provisions herein contained. It is hereby understood and agreed that one or more of the Assignors does not own

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an interest in all of the Subject Properties set forth on Exhibit “A”.  Each of the Assignors herein execute this assignment with the intent of conveying its interest in any described Subject Property which such Assignor owns a record title interest.

3.The Subject Properties are being conveyed to Assignee in an “AS IS AND WHERE IS” condition, and Assignee acknowledges that the Wells and Facilities being conveyed have or may have been used in connection with oil, gas, and water production, transportation, treatment, storage, and/or disposal activities and may contain Naturally Occurring Radioactive Materials (NORM), asbestos and other hazardous substances as a result of these activities and operations, and that physical and environmental changes in the land may have occurred as a result of such uses.

4.Assignee acknowledges that it has been afforded the right to conduct an investigation of the physical and environmental condition of and all files and records of the Subject Properties.  Assignee accepts the condition of the Subject Properties, and the responsibility for verifying the accuracy of the items listed on Exhibit "A".  Assignee represents and warrants (i) that it is experienced and knowledgeable investors in the oil and gas industry, (ii) that it has made such investigation of the interests assigned hereunder and has been furnished such information in connection therewith as it deems appropriate under the circumstances, and (iii) that the interest assigned to Assignee hereby is being acquired for its own account for investment and not with a “view for distribution” as such terms are used in the Federal Securities Act of 1933.

5.Assignee agrees to assume, and hereby assumes full responsibility for compliance with all obligations and laws, orders, rules and regulations concerning the Subject Properties.

6. As part of the consideration for the sale and transfer of the Subject Properties,  Assignee hereby assumes and shall timely and fully satisfy all Abandonment Obligations (as defined below) associated with the Subject Properties.  As used herein, the term “Abandonment Obligations” shall mean and include all obligations associated with, and liability for the Subject Properties:  (a) the plugging and abandonment of all Wells and Facilities listed on Exhibit “A”; (b) the removal of structures, facilities, foundations, wellheads, tanks, pipelines, flowlines, pumps, compressors, separators, heater-treaters, valves, fittings, and equipment and machinery of any nature and all materials contained therein, located on the tank battery facility site(s) or used in connection with the Subject Properties as may be requested by the surface owner of the real property on which the same is situated; and (c) the restoration and reclamation of the surface estate in such a manner as may be required by the State Oil and Gas Board of Mississippi.

7.Assignee indemnifies and agrees to hold each Assignor, its employees, and agents, harmless from any and all liens, judgments, and claims of any kind or character arising out of, in connection with, or resulting from Assignee's ownership and/or operation of the Subject Properties, including, but not limited to, claims for damages to land (including, but not limited to subsurface and environmental claims), stock, crops, fences, buildings, structures and claims for personal injuries to, and death of persons.  Assignee further covenants and agrees to defend any suits brought against any Assignor on account of any such claims and to pay any damages, demands, assessments, judgments, costs and expenses incident to the foregoing indemnity; provided, Assignors shall, nevertheless, have the right, if it so elects, to participate in the defense of any such suit or suits in which it may be a party without relieving Assignee of the obligation to defend the same.

8.Assignee agrees to perform all express or implied covenants and obligations of Assignors relating to the Subject Properties, and assumes, and shall indemnify and save and hold harmless Assignors against, all liability for plugging of wells and facilities located on the Subject Properties and any remediation as to same required by the governing state commission/agency, Environmental Protection Agency, or other governmental authority having jurisdiction.

9.Assignee shall be responsible for all taxes related to the Subject Properties from and after the Effective Date.  Assignors shall be responsible for payment of all taxes related to the Subject Properties prior to the Effective Date.  Taxes payable on an annual basis shall be prorated between Assignors and Assignee as of the Effective Date, and Assignee agrees to reimburse Assignor its prorated share of 2022 taxes at delivery of this assignment.

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10.Assignor will retain control over any proceeds of production which are being held in suspense as of the Effective Date.  After this conveyance, at Assignee's written request, Assigner will advise Assignee of the names and addresses, sum amounts, title information and other pertinent information for parties for whom funds are being held in suspense.

This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

TO HAVE AND TO HOLD the interests in the Subject Properties conveyed hereby, together with all rights, titles, interests, estates, remedies, powers and privileges thereunto pertaining.  The provisions hereof shall be binding upon each of the parties hereto, and shall extend to their respective heirs, legal representatives, successors and assigns.

This Assignment is executed on the respective dates shown below, but is made effective for all purposes as of the Effective Date stated above.

Assignee

Barrister Energy, LLC /s/Jeffrey J. Guzy By: Jeffrey J. Guzy, Manager Date: December 2, 2022

Assignor:

Taxodium Energy, LLC /s/Andrew Cardwell By: Andrew Cardwell Date: December 2, 2022